Exhibit 3.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of March 23, 2022 (this "Agreement") is entered into by and among CAM Group, Inc., a Nevada Corporation and public company traded under the symbol CAMG on the OTC Pink (the "Company"), Alpharidge Capital, LLC. (the "Seller"), and Technomeca Defense, Inc. (“Purchaser”). The parties, intending to be legally bound, hereby agree as follows:

WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (The “SEC”) under the Securities Act of 1933, and amended (the “1933 Act”);

WHEREAS, the Company desires to issue and sell to Purchaser upon the terms and conditions set forth herein, and Purchaser desires to purchase from seller Four million (4,000,000) shares of Series A Preferred Stock at par value of $0.001, in exchange for $450,000 (in notes payable). The Series A Preferred Stock has (76%) majority voting rights over all classes of stock at all time. Each one (1) of the Series A Preferred Stock is entitled to 100 votes;

WHEREAS, the four million Series A preferred shall control 400 million votes, each share has 100 votes, each of which is equivalent to the voting powers to each of the issued and outstanding shares of CAM Group, Inc., a Nevada Corporation (the “Shares”)(the “Transaction”); and

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Company and Purchaser agree as follows:

1.                         Purchase of the Shares. On the Closing Date, subject to the terms and conditions of this Agreement, Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Company, the Shares.

2.                         Purchase Price. The Purchase Price for the Shares shall be four hundred fifty thousand ($450,000) dollars (the “Purchase Price”). The Purchase Price shall be payable in cash, or Notes maturing within 24 months of the acquisition, upon execution of this Agreement.

3.                         Immediately after the execution of this agreement, current management and board shall resign and appoint Purchase as sole officer and director.

4.                         Closing; Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth herein, the date and time of the Closing of the Transaction shall be on or before 12:00 noon, Eastern Standard Time, no more than three months and five (5) days following the execution of this agreement or March 31, 2022 (the “Closing Date”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties. At Closing, upon receipt of the Purchase Price from the Purchaser, the Company shall cause to be delivered to the Purchaser one or more stock powers bearing medallion guarantees evidencing the Shares to the Purchasers or its nominees.

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5.                         Representations and Warranties of Company. Company hereby represents and warrants to Purchaser in the First Closing that the statements contained in the following paragraphs of this Section 4 are all true and correct as of the date of this Agreement and the Closing Date:

a.	Corporate Power. Company has all requisite legal and corporate power to enter into, execute, deliver and perform this Agreement of even date herewith between Company and Purchaser. This Agreement has been duly executed by the Company and constitute the legal, valid and binding obligations of Company, enforceable in accordance with their terms, except as the same may be limited by (i) bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and (ii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement as limited by applicable securities laws.

b.	Authorization.

i.	Corporate Action. All corporate and legal action on the part of Company, its officers, directors and Company’s necessary for the execution and delivery of this Agreement, the CAMG Shares, and the performance of Company's obligations hereunder have been taken.

ii.	Valid Issuance. The Preferred Share(s), when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances; provided, however, that the Preferred Share(s), and any securities into which it may be converted, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

c.	Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Company is required in connection with the valid execution and delivery of this Agreement and Note other than, if required, filings or qualifications under the Nevada Securities Act, as amended (the "Nevada Law"), or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by Company. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement filed (or incorporated by reference) as an exhibit to the SEC Reports (as defined below).
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d.	Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer, issuance and sale of the Shares, by the Company to Purchaser as contemplated hereby.

6.	Representations and Warranties by Purchaser. Purchaser represents and warrants to Company as of the Closing Date as follows:

a.	Investment Intent: Authority. This Agreement is made with Purchaser in reliance upon Purchaser's representation to Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Shares for investment for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser has the requisite right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

b.	Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Shares (ii) has the ability to bear the economic risks of Purchaser's prospective investment; (iii) has had all questions which have been asked by Purchaser satisfactorily answered by Company; and (iv) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act.

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c.	Transfer Restrictions. Purchaser covenants that in no event will it sell, transfer or otherwise dispose of any of the Shares other than in conjunction with an effective registration statement for the same under the Securities Act or pursuant to an exemption there from, or in compliance with Rule 144 promulgated under the Securities Act or to a person related to or an entity affiliated with said Purchaser and other than in compliance with the applicable securities regulation laws of any state.

d.	Legends. Company may place the following legends on the Shares and any securities into which it may be converted:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE Company SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

7.                         Indemnification of Company The Purchaser will indemnify and hold Company and its directors, officers, Shareholders, partners, employees and agents (each, a "Company Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that a Company Party may suffer or incur as a result of or relating to the failure of the representations and warranties of the Company to be true and correct.

8.                         Miscellaneous.

a.	Waivers and Amendments. The provisions of this Agreement may only be amended or modified in a writing executed by each of Company and Purchaser. A waiver shall not be effective unless in a writing by the party against whom such waiver is to be enforced.

b.	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. Any action arising out of this Agreement shall be heard in any court of general jurisdiction in Clark County, Nevada. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
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c.	Entire Agreement. This Agreement, the Registration Rights Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

d.	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

e.	Notices, etc. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile:

If to Purchaser,

Technomeca Defense, Inc

5900 Balcones Dr Ste 100

Austin, TX 78731-4257

.

If to Seller,

Alpharidge Capital, LLC

370 Amapola Ave., Suite 200-A

Torrance, CA 90501

f.	Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

g.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

h.	Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
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i.	Remedies. The Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

For the Purchaser:

_// R ___Raphael Pinedo__________________

By: Raphael Pinedo

For the Seller:

__//Frank I Igwealor___________________________________________

By: Alpharidge Capital, LLC. / Frank I Igwealor

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated on May 29, 2023 replaces the previous agreement on this matter dated of March 23, 2022 (this "Agreement") and is entered into by and among CAM Group, Inc., a Nevada Corporation and public company traded under the symbol CAMG on the OTC Pink (the "Company"), Alpharidge Capital, LLC. (the "Seller"), and Technomeca Defense, Inc. (“Purchaser”). The parties, intending to be legally bound, hereby agree as follows:

WHEREAS, the Seller and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (The “SEC”) under the Securities Act of 1933, and amended (the “1933 Act”);

WHEREAS, the Seller desires to sell to Purchaser upon the terms and conditions set forth herein, and Purchaser desires to purchase from seller Four million (4,000,000) shares of CAMG Preferred Stock at par value of $0.001, in exchange for $450,000 (in notes payable). The CAMG Preferred Stock has (76%) majority voting rights over all classes of stock at all time. Each one (1) of the CAMG Preferred Stock is entitled to 100 votes;

WHEREAS, the four million CAMG preferred shall control 400 million votes, each share has 100 votes, each of which is equivalent to the voting powers to each of the issued and outstanding shares of CAM Group, Inc., a Nevada Corporation (the “Shares”)(the “Transaction”);

WHEREAS, the purchase contract/agreement will be deemed effective upon its signing. The closing date, which marks the transfer of control, will occur on the earlier of: (a) 24 months from the date of agreement execution, or (b) 5 days after the purchase price has been completely paid to the seller; and

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Company and Purchaser agree as follows:

9.                         Purchase of the Shares. On the Closing Date, subject to the terms and conditions of this Agreement, Seller hereby agrees to transfer to Purchaser and Purchaser hereby agrees to accept from Seller, the Shares.

10.                     Purchase Price. The Purchase Price for the Shares shall be four hundred fifty thousand ($450,000) dollars (the “Purchase Price”). The Purchase Price shall be payable in cash, or Notes maturing within 24 months of the acquisition, upon execution of this Agreement.

11.                     Immediately after the execution of this agreement, Seller shall appoint Purchaser’s nominee to the position of President and Chief Operating Officer of the company.

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Seller shall retain all voting control of the Company and the authority to oversee the company’s Finance and Administrative functions including sole authority over shares issuance and cancellation.

12.                     Immediately after the closing of this deal (24 months from the date of execution of this agreement or the full paypoff of the purchase price to Seller, whichever is earlier), current management and board shall resign and appoint Purchase as the Chief Executive Officer and sole director. The inclusion of a 24-month transition period is crucial as it provides Seller and Buyer with ample time to become acquainted with the SEC/OTC financial obligations, reporting procedures and compliance requirements applicable to a small filer/reporter like the subject entity.

13.                     While the $450,000 Note is outstanding, Purchaser shall not issue any share of the Company’s common stocks or preferred stocks to anyone or entity including employees and service-providers, except to use the issuance for acquisition of REVENUE-GENERATING businesses or Common stock issued to raise operating capital through Regulations A or S-1. Once the Note is fully paid, this restriction is automatically removed.

14.                     Closing; Closing Date. Subject to the conditions outlined herein, the Closing of the Transaction, which signifies the transfer of control to the buyer, shall take place on the earlier of two events: (a) 24 months from the date of agreement execution, or (b) 5 days after the seller receives full payment of the purchase price. The exact location for the Closing will be determined by mutual agreement between the parties involved. Upon the 25th month after this agreement's execution date or upon the seller's receipt of the full Purchase Price, the Company will deliver to the Purchaser the necessary documents that confirm ownership of the Shares, either to the Purchaser directly or to its nominees.

15.                     Possible 24 Months Transition Period. Both parties hereby represent and warrant that for the initial 24-month period following the execution of this agreement, any business or assets acquired and integrated into CAMG shall maintain independent operations, but shall conduct high-level monthly consolidation of financial statements. This means that each business shall operate autonomously, with no commingling of finances. Any funding provided by CAMG to the acquired business shall be treated as interest-bearing arm's length loans and accounted for accordingly. The interest rate for each loan shall be prime + 1.50% under all circumstances, without considering the borrower's borrowing capacity due to intercompany considerations. Either party has the right to terminate this agreement during the 24-month transition period, provided that a notice of two months is given to the other party prior to termination.

16.                     Representations and Warranties of Company. Company hereby represents and warrants to Purchaser in the First Closing that the statements contained in the following paragraphs of this Section 8 are all true and correct as of the date of this Agreement and the Closing Date:

a.	Corporate Power. Company has all requisite legal and corporate power to enter into, execute, deliver and perform this Agreement of even date herewith between Company and Purchaser. This Agreement has been duly executed by the Company and constitute the legal, valid and binding obligations of Company, enforceable in accordance with their terms, except as the same may be limited by (i) bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and (ii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement as limited by applicable securities laws.
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b.	Authorization.

i.	Corporate Action. All corporate and legal action on the part of Company, its officers, directors and Company’s necessary for the execution and delivery of this Agreement, the CAMG Shares, and the performance of Company's obligations hereunder have been taken.

ii.	Valid Issuance. The Preferred Share(s), when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances; provided, however, that the Preferred Share(s), and any securities into which it may be converted, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

c.	Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Company is required in connection with the valid execution and delivery of this Agreement and Note other than, if required, filings or qualifications under the Nevada Securities Act, as amended (the "Nevada Law"), or other applicable blue sky laws, which filings or qualifications, if required, will be timely filed or obtained by Company. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement filed (or incorporated by reference) as an exhibit to the SEC Reports (as defined below).

d.	Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer, issuance and sale of the Shares, by the Company to Purchaser as contemplated hereby.
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17.	Representations and Warranties by Purchaser. Purchaser represents and warrants to Company as of the Closing Date as follows:

a.	Investment Intent: Authority. This Agreement is made with Purchaser in reliance upon Purchaser's representation to Company, evidenced by Purchaser's execution of this Agreement, that Purchaser is acquiring the Shares for investment for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser has the requisite right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

b.	Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's prospective investment in the Shares (ii) has the ability to bear the economic risks of Purchaser's prospective investment; (iii) has had all questions which have been asked by Purchaser satisfactorily answered by Company; and (iv) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act.

c.	Transfer Restrictions. Purchaser covenants that in no event will it sell, transfer or otherwise dispose of any of the Shares other than in conjunction with an effective registration statement for the same under the Securities Act or pursuant to an exemption there from, or in compliance with Rule 144 promulgated under the Securities Act or to a person related to or an entity affiliated with said Purchaser and other than in compliance with the applicable securities regulation laws of any state.

d.	During the 24 Months transition period, Purchaser shall under no circumstances issue bonds, notes, or any other securities on the behalf of the Company without written authorization from Seller, which retains all Finance and Administration authorities over the Company.
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e.	Violation of any c, d, or e, automatically invalidates this Securities Purchase Agreement, and seller and Purchaser shall return to the buyer, whatever consideration the buyer had already paid.

f.	Legends. Company may place the following legends on the Shares and any securities into which it may be converted:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE Company SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

18.                     Indemnification of Company The Purchaser will indemnify and hold Company and its directors, officers, Shareholders, partners, employees and agents (each, a "Company Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that a Company Party may suffer or incur as a result of or relating to the failure of the representations and warranties of the Company to be true and correct.

19.                     Miscellaneous.

a.	Waivers and Amendments. The provisions of this Agreement may only be amended or modified in a writing executed by each of Company and Purchaser. A waiver shall not be effective unless in a writing by the party against whom such waiver is to be enforced.

b.	Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. Any action arising out of this Agreement shall be heard in any court of general jurisdiction in Clark County, Nevada. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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c.	Entire Agreement. This Agreement, the Registration Rights Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

d.	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

e.	Notices, etc. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile:

If to Purchaser,

Rafael Pinedo

Technomeca Defense, Inc

5900 Balcones Dr Ste 100

Austin, TX 78731-4257

.

If to Seller,

Frank I Igwealor

Alpharidge Capital, LLC

370 Amapola Ave., Suite 200-A

Torrance, CA 90501

f.	Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

g.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

h.	Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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i.	Remedies. The Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

For the Purchaser:

_// R __Raphael Pinedo____________________

By: Technomeca Defense, Inc

For the Seller:

__//Frank I Igwealor___________________________________________

By: Alpharidge Capital, LLC. / Frank I Igwealor

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